Exhibit 99.1

BIODEL REPORTS FIRST QUARTER FISCAL YEAR 2014 FINANCIAL RESULTS

Conference Call and Audio Webcast Will be Held Today, February 6th, at 5:00 p.m. ET

DANBURY, Conn., February 6, 2014 - Biodel Inc. (Nasdaq: BIOD) today reported financial results for the first fiscal quarter ended December 31, 2013.

Portfolio highlights since last fiscal quarter:

•	Completed dosing in Study 3-150, a Phase 1 clinical trial comparing Biodel’s proprietary insulin formulation, BIOD-531, to the marketed products Humulin® R U-500 and Humalog® Mix 75/25.
•	Continued progress on the glucagon rescue EZMix™ GEM program, including completion of dose ranging safety studies in preparation for initiation of GLP toxicology study in the 1st calendar quarter, with projected near term milestones including an IND filing in the 3rd calendar quarter and initiation of pivotal trial in the 4th calendar quarter of 2014.
•	Presenting "Novel Formulations to Modify Mealtime Insulin Kinetics" in the Mealtime Insulin Industry Session at the 7th International Conference on Advanced Technologies & Treatments for Diabetes in Vienna, Austria, February 5-8, 2014.

Dr. Errol De Souza, president and chief executive officer of Biodel, stated: “With the continued advancement of BIOD-531 and the GEM program, Biodel’s portfolio has expanded beyond our historical focus on ultra-rapid-acting prandial insulins. The diversified nature of our portfolio requires a tailored development and commercialization strategy. To optimize the risk adjusted return across the portfolio, we intend to fund the more expensive and higher risk ultra-rapid-acting prandial insulin programs to critical inflection points, such as proof-of-concept, thereby giving us the opportunity for significant upside upon a possible partnership, while minimizing funding requirements. Programs with shorter timelines, lower risk profiles, and lower development cost, such as GEM, will be funded through an NDA, allowing us to realize more of the upside. We look forward to reporting on key milestones in 2014, such as the pending BIOD-531 Phase 1 data and the initiation of the GEM pivotal study, as we execute upon this strategy.”

Exhibit 99.1

First Quarter Financial Results

Biodel reported a net loss for the three months ended December 31, 2013 of $2.4 million, or $0.12 per share of common stock, compared to a net loss of $3.7 million, or $0.26 per share of common stock, for the same period in the prior year.

Research and development expenses were $3.7 million for the three months ended December 31, 2013, compared to $4.7 million for the same period in the prior year. The decrease in research and development expenses was primarily attributable to the completion of our Phase 2 clinical trial of BIOD-123.

General and administrative expenses were $1.4 million for the three months ended December 31, 2013, compared to $1.4 million for the same period in the prior year.

Expenses for the three months ended December 31, 2013 included costs of $0.3 million, compared to $0.5 million for the same period in the prior year, in stock-based compensation expense related to options and restricted stock units granted to employees and our non-employee directors.

Biodel did not recognize any revenue during the three months ended December 31, 2013 or 2012.

At December 31, 2013, Biodel had cash and cash equivalents of $35.2 million and 21.1 million shares of common stock outstanding.

Conference Call and Webcast Information

Biodel's senior management will host a conference call on February 6, 2014 beginning at 5:00 p.m. Eastern Time to discuss these results and provide a company update. Live audio of the conference call will be available to investors, members of the news media and the general public by dialing +1 (877) 303-8028 (United States) or +1 (760) 536-5167 (International). To access the call by live audio webcast, please log on to the investor section of the company's website at www.biodel.com. An archived version of the audio webcast will be available on Biodel's website. Interested parties may also access an audio replay by dialing (855) 859-2056 (US) or (404) 537-3406 (International) and entering conference ID number 49156436.

Exhibit 99.1

About Biodel Inc.

Biodel Inc. is a specialty biopharmaceutical company focused on the development and commercialization of innovative treatments for diabetes that may be safer, more effective and more convenient for patients. Biodel's product candidates are developed by applying proprietary technologies to existing drugs in order to improve their therapeutic profiles. More information about Biodel is available at www.biodel.com.

Exhibit 99.1

Biodel Inc.
(A Development Stage Company)
Consolidated Condensed Balance Sheets
(in thousands, except share and per share amounts)

	September 30, 2013	December 31, 2013
		(unaudited)
ASSETS
Current:
Cash and cash equivalents	$39,781	$35,241
Taxes receivable	6	6
Grant receivable	26	97
Prepaid and other assets	264	725
Total current assets	40,077	36,069
Property and equipment, net	1,031	883
Intellectual property, net	43	42
Total assets	$41,151	$36,994
LIABILITIES AND STOCKHOLDERS' EQUITY
Current:
Accounts payable	$246	$1,788
Accrued expenses:
Clinical trial expenses	181	257
Payroll and related	1,139	491
Accounting and legal fees	226	160
Severance	255	162
Other	319	173
Income taxes payable	75	3
Total current liabilities	2,441	3,034
Common stock warrant liability	6,121	3,535
Other long term liabilities	26	—
Total liabilities	8,588	6,569
Commitments
Stockholders' equity:
Convertible Preferred stock, $.01 par value; 50,000,000 shares authorized, 1,950,000 and 1,950,000 issued and outstanding	19	19
Common stock, $.01 par value; 62,500,000 shares authorized; 21,070,824 and 21,075,870 issued and outstanding	211	211
Additional paid-in capital	247,761	248,066
Deficit accumulated during the development stage	(215,428)	(217,871)
Total stockholders' equity	32,563	30,425
Total liabilities and stockholders' equity	$41,151	$36,994

Exhibit 99.1

Biodel Inc.
(A Development Stage Company)
Consolidated Condensed Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended December 31,		December 3, 2003 (inception) to December 31,
	2012	2013	2013
Revenue	$—	$—	$—
Operating expenses:
Research and development	4,676	3,741	159,141
Government grant	(196)	(97)	(731)
General and administrative	1,429	1,396	73,597
Total operating expenses	5,909	5,040	232,007
Other (income) and expense:
Interest and other income	(16)	(16)	(5,718)
Interest expense	—	—	78
Adjustment to fair value of common stock warrant liability	(2,228)	(2,586)	(13,650)
Loss on settlement of debt	—	—	627
Loss before tax provision (benefit)	(3,665)	(2,438)	(213,344)
Tax provision (benefit)	4	5	(533)
Net loss	(3,669)	(2,443)	(212,811)
Charge for accretion of beneficial conversion rights	—	—	(603)
Deemed dividend — warrants	—	—	(4,457)
Net loss applicable to common stockholders	$(3,669)	$(2,443)	$(217,871)
Net loss per share — basic and diluted	$(0.26)	$(0.12)
Weighted average shares outstanding — basic and diluted	14,176,057	21,073,676

Exhibit 99.1

Safe-Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements about future activities related to the clinical development plans for the company's drug candidates, including the potential timing, design and outcomes of clinical trials; and the company's ability to develop and commercialize product candidates. Forward-looking statements represent our management's judgment regarding future events. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, future clinical trial results, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "projects," "should," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The company's forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, the success of our product candidates, particularly our proprietary formulations of injectable insulin that are designed to be absorbed more rapidly than the "rapid-acting" mealtime insulin analogs presently used to treat patients with type 1 and type 2 diabetes and our glucagon presentation that is intended to treat patients experiencing severe hypoglycemia; our ability to conduct pivotal clinical trials, other tests or analyses required by the U.S. Food and Drug Administration, or FDA, to secure approval to commercialize a proprietary formulation of injectable insulin or a stable glucagon presentation; the success of our formulation development work with insulin analog-based formulations of a proprietary injectable insulin and a stable glucagon presentation; our ability to secure approval from the FDA for our product candidates under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act; the progress, timing or success of our research, development and clinical programs, including any resulting data analyses; our ability to develop and commercialize a proprietary formulation of injectable insulin that may be associated with less injection site discomfort than Linjeta™ (formerly referred to as VIAject® ), which is the subject of a complete response letter we received from the FDA; our ability to enter into collaboration arrangements for the commercialization of our product

Exhibit 99.1

candidates and the success or failure of any such collaborations into which we enter, or our ability to commercialize our product candidates ourselves; our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others; the degree of clinical utility of our product candidates; the ability of our major suppliers to produce our products in our final dosage form; our commercialization, marketing and manufacturing capabilities and strategies; our ability to accurately estimate anticipated operating losses, future revenues, capital requirements and our needs for additional financing; and other factors identified in our most recent report on Form 10-K for the fiscal year ended September 30, 2013. The company disclaims any obligation to update any forward-looking statements as a result of events occurring after the date of this press release.

BIOD-G

CONTACT: John Graziano, +1 (646) 378 2942

SOURCE Biodel Inc.

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